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                                                                 Exhibit 4.2

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                                                    WARRANTS NOT EXERCISED ON OR
                                              BEFORE 5:00 P.M., NEW YORK CITY TIME, ON
   NUMBER                                         MARCH 11, 2003 SHALL BECOME VOID                                          WARRANTS

W
                                                               [LOGO]
                                                       [REGISTERED TRADEMARK]

THIS CERTIFICATE IS TRANSFERABLE
   IN MINNEAPOLIS, MINNESOTA
     OR IN NEW YORK, NEW YORK

                                                    MORRISON KNUDSEN CORPORATION

                                                         WARRANT CERTIFICATE                                       CUSIP 61844A 11 7


This Warrant Certificate certifies that





, or registered assigns,
is the registered holder of                                                                                                 Warrants


("the Warrants") expiring at 5:00 p.m., New York City time, on March 11, 2003 (the "Expiration Date"), to purchase Common Stock, $.01 par value per share (the "Common Stock"), of MORRISON KNUDSEN CORPORATION, a Delaware corporation (the "Company"). The warrants may be exercised at any time from 9:00 a.m., New York City time, on September 11, 1996 to 5:00 p.m., New York City time, on the Expiration Date. Each Warrant entitles the holder upon exercise to receive from the Company, if exercised before 5:00 p.m., New York City time, on the Expiration Date, one fully paid and nonassessable share of Common Stock (a "Warrant Share") at the Exercise Price (as defined in the Warrant Agreement referred to below), payable in lawful money of the United States of America, upon surrender of this Warrant Certificate and payment of the Exercise Price at the office or agency of the Warrant Agent, but only subject to the conditions set forth herein and in the Warrant Agreement. The Exercise Price and number of Warrant Shares issuable upon exercise of the Warrants are subject to adjustment upon the occurrence of certain events set forth in the Warrant Agreement.

The Warrants evidenced by this Warrant Certificate are part of a duly authorized issue of Warrants expiring on the Expiration Date entitling the holder on exercise to receive shares of Common Stock of the Company and are issued or to be issued pursuant to a Warrant Agreement dated as of September 11, 1996 (the "Warrant Agreement"), duly executed and delivered by the Company to NORWEST BANK MINNESOTA, N.A., a national banking association, as Warrant Agent (the "Warrant Agent"), which Warrant Agreement is hereby incorporated by reference in and made a part of this instrument and is hereby referred to for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Warrant Agent, the Company and the holders (the words "holders" or "holder" meaning the registered holders or registered holder) of the Warrants. A copy of the Warrant Agreement may be obtained by the holder hereof upon written request to the Company. By accepting initial delivery, transfer or exchange of this Warrant, the duly registered holder shall be deemed to have agreed to the terms of the Warrant Agreement as it may be in effect from time to time, including any amendments or supplements duly adopted in accordance therewith.

The holder of Warrants evidenced by this Warrant Certificate may exercise them by surrendering this Warrant Certificate, with the Purchase Form on the reverse side hereof properly completed and executed, together with payment of the Exercise Price in the manner described below at the office of the Warrant Agent. In the event that upon any exercise of Warrants evidenced hereby the number of Warrants exercised shall be less that the total number of Warrants evidenced hereby, there shall be issued to the holder himself or its assignee a new Warrant Certificate evidencing the number of Warrants not exercised.

Payment of the Exercise Price may be made in cash by wire transfer to the Warrant Agent for the account of the Company or by certified or official bank check or checks to the order of the Company or by any combination thereof.

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The Warrant Agreement provides that upon the occurrence of certain events the number of shares of Common Stock issuable upon the exercise of each Warrant, and the Exercise Price of each Warrant, may, subject to certain conditions, be adjusted. No fractions of a share of Common Stock will be issued upon the exercise of any Warrant, but the Company shall pay the cash value thereof determined as provided in the Warrant Agreement.

Warrant Certificates, when surrendered at the office of the Warrant Agent by the registered holder thereof in person or by legal representative or attorney duly authorized in writing, may be exchanged, in the manner and subject to the limitations provided in the Warrant Agreement, but without payment of and service charge, for another Warrant Certificate or Warrant Certificates of like tenor evidencing in the aggregate a like number of Warrants.

Upon the presentation for registration of transfer of this Warrant Certificate at the office of the Warrant Agent, a new Warrant Certificate or Warrant Certificates of like tenor and evidencing in the aggregate a like number of Warrants shall be issued to the transferee(s) in exchange for this Warrant Certificate, subject to the limitations provided in the Warrant Agreement, without charge except for any tax or other governmental charge imposed in connection therewith.

The Company and the Warrant Agent may deem and treat the registered holder(s) hereof as the absolute owner(s) of this Warrant Certificate (notwithstanding any notation of ownership or other writing hereon made by anyone), for the purpose of any exercise hereof, of any distribution to the holder(s) hereof, and for all other purposes, and neither the Company nor the Warrant Agent shall be affected by any notice to the contrary. Neither the Warrants nor this Warrant Certificate entitles any holder to any rights of a stockholder of the Company.



This Warrant Certificate shall not be valid unless countersigned by the Warrant Agent, as such term is used in the Warrant Agreement.

IN WITNESS WHEREOF, MORRISON KNUDSEN CORPORATION has caused this Warrant Certificate to be duly executed.



Dated                                                                 MORRISON KNUDSEN CORPORATION

COUNTERSIGNED
     NORWEST BANK MINNESOTA, N.A.                      Attest:                                 By:
               AS WARRANT AGENT                                /s/ Stephen G. Hanks                 /s/ Robert A. Tinstman

BY:  AUTHORIZED SIGNATORY                                   EXECUTIVE VICE PRESIDENT                       PRESIDENT
                                                       CHIEF LEGAL COUNSEL AND SECRETARY            AND CHIEF EXECUTIVE OFFICER


                                           -REGISTERED TRADEMARK-JEFFRIES BANKNOTE COMPANY
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                                  PURCHASE FORM

     The undersigned hereby irrevocably elects to exercise this Warrant, according to the terms and conditions hereof, to the extent of purchasing ______ shares of Common Stock and hereby makes payment of $________ in payment of the exercise price thereof. If the number of shares shall not be all of the shares purchasable under this Warrant, a new Warrant Certificate for the balance remaining shall be issued in the name of the undersigned or its assignee as indicated on the Assignment Form.


Dated:
      -----------------------------

                     INSTRUCTIONS FOR REGISTRATION OF STOCK


Name:
     -------------------------------------------------------
          (please typewrite or print in block letters)

Address:
        ----------------------------------------------------

          Signature(s):
                         ------------------------------------------------------

                         ------------------------------------------------------
                         NOTICE: The signature(s) must correspond with the name(s) as written upon the face of the certificate in every particular, without alteration or enlargement or any change whatever.

Signature(s) Guaranteed:

By
  --------------------------------------
  The signature(s) should be guaranteed
  by an eligible guarantor institution
  (banks, stockbrokers, savings and
  loan associations and credit unions
  with membership in an approved
  medallion signature guarantee program),
  pursuant to S.E.C. Rule 17Ad-15.


                                   ASSIGNMENT

     FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

Name:
     -------------------------------------------------------
         (please typewrite or print in block letters)

Address:
        ----------------------------------------------------

Its right to purchase ________ shares of Common Stock represented by this Warrant and does hereby irrevocably constitute and appoint _____________________ __________________________ Attorney, to transfer the same on the books of the Company, with full power of substitution in the premises.

Dated:
      -----------------------------
                                     Signature(s):
------------------------------------              ------------------------------
Social Security or other identifying
number of Assignee
                                                  ------------------------------
                                                  NOTICE:  The signature(s) must
                                                  correspond with the name(s) as
                                                  written upon the face of the
                                                  certificate in every
                                                  particular, without alteration
                                                  or enlargement or any change
                                                  whatever.
Signature(s) Guaranteed:

By
  -------------------------------------
  The signature(s) should be guaranteed
  by an eligible guarantor institution
  (banks, stockbrokers, savings and
  loan associations and credit unions
  with membership in an approved
  medallion signature guarantee program),
  pursuant to S.E.C. Rule 17Ad-15.